EXHIBIT 99.1

NEWS
Contact:
Michael Johnston
Co-Communications
(617) 549-0639
mjohnston@cocommunications.com

ORANGE COUNTY BANCORP, INC. APPOINTS OLGA LUZ TIRADO
TO BOARD OF DIRECTORS

Appointment Reflects Bank’s Continuous Bronx-Based Growth

MIDDLETOWN, N.Y. – September 27, 2023 – Orange County Bancorp, Inc. (the "Company") (NASDAQ:OBT), parent company of Orange Bank & Trust Co. (the "Bank") announced today the appointment of Olga Luz Tirado to the Company’s and the Bank’s Boards of Directors effective October 1, 2023. The elevation of a longtime fixture in the Bronx business and economic development community represents the bank’s continuous growth in the borough, as well as its ongoing commitment to advance diversity.

Tirado is president of O Communications & Solutions, Inc., a minority- and women-owned public relations and branding  agency she founded in 2017. She previously spent 10 years leading The Bronx Tourism Council (BTC), where she launched a successful campaign to connect local cultural partners, restaurants, arts institutions, business, and corporate entities while rebranding the borough, its rich history, and diversity to both a domestic and global audience. Tirado managed the borough's high-profile events such as Bronx Week, Tour de Bronx, and Savor The Bronx Restaurant Week. She also published the Annual Bronx Visitor Guide and produced and hosted the Webby-winning podcast "Go Bronx Pod." She is a member of the board of the New York State Tourism Industry Association (NYSTIA) and a key contributor to the Diversity, Equity, Inclusion, and Accessibility Committee.

“Olga will be an exceptional addition to the Board given her impressive background supporting Bronx businesses and passion for community-focused economic development,” said Michael Gilfeather, Company President and CEO. “Olga has consistently driven smart growth in the Borough, and her expertise will be instrumental in expanding our presence there, as well as shaping the affairs of the Company and the Bank.”

Widely regarded as a premier financial institution for commercial lending, business banking, and wealth management services in the Hudson Valley, Orange Bank & Trust opened its first Bronx branch in 2021 at 1978 Williamsbridge Road in the Morris Park neighborhood. It has since played a major local role financing impactful commercial real estate projects and urgently-needed affordable housing, supporting neighborhood small businesses, creating jobs for residents, and maximizing investments in community-serving non-profits.

“Strategic economic growth depends on key relationships and immense knowledge of the industries, businesses, and stakeholders that drive the community,” said Tirado. “Orange Bank & Trust has consistently delivered results, earning the respect of its clients for more than 131 years, and I look forward to contributing to its future growth as a member of the Board.”

The news comes at an exciting period in the bank’s 131-year history, as it reported continuous growth during each quarter in 2023 and in June it was added to the Russell 2000® Index, one of the most widely watched stock market indexes comprised of 2,000 small-cap U.S. companies.

About Orange County Bancorp, Inc
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 131 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to more than $2.4 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward-Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.